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Exhibit 3.1

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Industry Canada Certificate of Continuance	Industrie Canada Certificat de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
LAB International Inc.	406347-3

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.
/s/ Illegible Director - Directeur	May 9, 2002 / le 9 mai 2002 Date of Continuance - Date de la prorogation

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        [GRAPHIC]

Industry Canada	Industrie Canada
Canada Business Corporations Act	Lol-canadienne sur les sociétés par actions	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULE 11 CLAUSES DE PROROGATION (ARTICLE 187)
1—	Name of the Corporation LAB International Inc.	Dénomination sociale de la société
2—	The province or territory in Canada where the registered office is to be situated Province of Quebec	La province ou le territoire au Canada où se situera le slége social
3—	The classes and the maximum number of shares that the corporation is authorized to issue an unlimited number of Class A shares
an unlimited number of Class B shares
	an unlimited number of Common shares	Catégories et le nombre maximal d'actions que la société est autorisée à émettre
See attached Schedule "1"
4—	Restrictions, if any, on share transfers None	Restrictions sur le transfert des actions, s'll y a lieu
5—	Number (or minimum and maximum number) of directors Minimum of three directors and a maximum of ten directors	Nombre (ou nombre minimal et maximal) d'administrateurs
6—	Restrictions, if any, on business the corporation may carry on Nil	Limites imposées à l'activité commerciale de la société, s'll y a lieu
7—	(1) If change of name effected, previous name	(1) S'll y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
	T & H RESOURCES LTD. (2) Details of Incorporation	(2) Détails de la constitution
amalgamated in Ontario on November 15, 1988
8—	Other provisions, if any See attached Schedule "2"	Autres dispositions, s'll y a lieu
Date	Signature	7-Capacity of-En qualité de
May 9th, 2002	/s/ [Illegible]	Jean-Francois Pelland, Director
For Departmental Use Only À l'usage du ministére seulement	Printed Name-Nom en lettres moulées
Corporation No. No de la société May 10 2002

IC 3247 (2001/11)

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[GRAPHIC]	DECLARATION D'IMMATRICULATION
Personne morale
L'Inspecteur général des institutions financières

Veuillez inscrire les
Informations au sujet de la
Personne morale dans les
sections correspondantes.

Consultez le guide pour connaître vos obligations légales.
1—IDENTIFICATION DE LA PERSONNE MORALE

A) Nom et domicile de la personne morale Nom legal LAB International Inc.
Version (s'il y a lieu)
No 560	Rue boulevard Cartier Ouest
Municipalité, ville Laval		Province/État Québec
Code postal H7V 1J1	Pays Canada
NUMÉRO D'ENTREPRISE DU QUÉBEC
NEQ 1 1	Année	Mois	Jour
Date d'immatriculation
B) ADRESSSE DE CORRESPONDANCE (domicile elu)
Nom du destinataire Hart, Saint-Pierre, a/s Jean-François Pelland
No 1	Rue, case postale Place Ville-Marie, bureau 2125
Municipalité, ville Montréal		Province/État Québec
Code postal H3B 2C6	Pays Canada

2—FORME JURIDIQUE DE LA PERSONNE MORALE

Code des	CIE	Compagnie	MUT	Mutuelle d'assurance	SYC	Syndicat de copropriété
formes juridiques	COP	Coopérative	APE	Association personnifiée	AU	Autre (détailler):
Code	Loi constitutive			Lieu (province/état/pays)			Date de constitution
C I E	Loi sur les compagnies, Ontario			Quebec, Canada			Année 1988	Mois 11	Jour 15

3—DISPOSITIONS PARTICULIÉRES
A) Continuation o'u transformation

		Année	Mois	Jour	Nouvelle loi applicable	Lieu (province/État/pays)
/ / Continuation	/x/ Transformation	2002	05	09	Loi canadienne sur les sociétés par actions	Québec, Canada
B) Fusion ou scission
		Année	Mois	Jour	Lieu (province/État/pays)
/ / Fusion	/ / Scission

Inscrire les nom, domicile et numéro d'entreprise du Québec (NEQ), s'il y a lieu, de toutes les personnes morales partie à cette fusion (les composantes) ou à cette scission.

Numero d'entreprise Québec (NEQ)				Numero d'entreprise Ouébec (NEQ)
Nom				Nom
No	Rue			No	Rue
Municipalité, ville			Province/État	Municipalité, ville			Province/État
Code postal		Pays		Code postal		Pays

DÉCLARATION D'IMMATRICULATION	NUMÉRO D'ENTREPRISE DU QUÉBEC
NEQ 1 1

4—INFORMATIONS GÉNÉRALES SUR LA PERSONNE MORALE

A) Nature des activités — Inscrire les principales activités de la personne morale
1° activité Public Holding Corporation	Code d'activité
2° activité (s'il y a lieu)	Code d'activité
B) Nombre de salaries au Québec
Codes
Inscrire le code correspondant au Nombre de salariés au Québec	A	A De 1 á 5 B De 6 á 10	C De 11 á 25 D De 26 á 49	E De 50 á 99 F De 100 á 249	G De 250 á 499 H De 500 á 749	I De 750 á 999 J De 1000 á 2 499	K De 2 500 á 4 999 L 5 000 et plus	O Aucun
C) Periode d'existence
	Année	Mois	Jour
Si l'existence légale de la personne morale est limitée, inscrire la date de cessation prévue.
D) Autres noms utilises au Québec par la personne morale dans l' exercise de ses activités
Nom		Nom

E) Identification des establissements au Québec
Nom et adresse de l'etablissement principal (s'il est différent de la section 1A)
Nom		No	Rue
Municipalité, ville
		Province	Code postal
Principales activités de l'établissement principal
1 activité		2° activité (s'll y a lieu)

Noms et adresse compléte des autres établissements au Québec (sil sont différents de la section 1A)
Si l'espace est insuffisant, joindre une annexe en deux exemplaires en indiquant la section correspondante de la déclaration.
Nom		Nom
No. Rue		No. Rue
Municipalité, ville		Municipalité, ville
Province	Code postal	Province	Code postal
Principales activités de l'etablissement		Principales activités de l'etablissement
1° activité		1° activité
2e activité (s'il y a lieu)		2e activité (s'il y a lieu)

5—IDENTIFICATIONS DES ACTIONNAIRES

Inscrire par ordre d'importance, le nom des trois actionnaires qul détiennent le plus grand nombre de voix.		Nom du deuxième actionnaire Berryman Family Trust
		No 2189	Rue de la Dynastie
		Municipalitè, ville Saint-Lazare	Province /Etat Québec
Est-ce que le premier actionnairie détient plus de 50% des voix?	☐ Oui ☒ Non	Code Postal J7T 2C9	Pays Canada
Nom du premier actionnaire Jaeger Estate Freeze Family Trust		Nom du troisiéme actionnaire Gene Vest Inc.
No 2059	Rue Bord du Lac	No 130	Rue King Street West, Suite 2810
Municipalité, ville Lîle-Bizard	Province/Etat Québec	Municipalité, ville Toronto	Province/Etat Ontario
Code postal H9C 1A6	Pays Canada	Code postal M5X 1A9	Pays Canada

DÉCLARATION D'IMMATRICULATION	NUMÉRO D'ENTREPRISE DU QUÉBEC (NEQ)

LAB International Inc.

ANNEXE: IDENTIFICATION DES ADMINISTRATEURS

Code AD
Nom Maurice St-Jacques
N° 2635	Rue Cr. Marseille
Municipalité, ville Brossard		Province/état Quebec
Code postal J4Y IL2	Pays Canada
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code AD
Nom Günter Knorr
N°	Rue Knorr Rechtsanwalte, Tal 12

Municipalité, ville Munchen		Province/état
Code postal 80331	Pays Germany
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays
Code
Nom
N°	Rue
Municipalité, ville		Province/état
Code postal	Pays

[GRAPHIC]	AMENDED
Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]	FORMULE 6 LISTE DES ADMINISTRATEURS, AVIS DE CHANGEMENT DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D'ADRESSE D'UN ADMINISTRATEUR ACTUEL [ARTICLES 106 ET 113(1)]
1—Name of the corporation—Dénomination sociale de la société LAB International Inc.	2—Corporation No—No de la société 406347-3

3—The following persons became directors of this corporation—Les personnes suivantes sont devenues administrateurs de la présente société

Name—Nom	Effective Date Date d'entrée en vigueur	Residential Address—Adresse domiciliaire	Resident Canadian—Y/N Résident canadien—O/N
Jean-François Pelland	2002-05-09	50 Berlioz, Apt. 306 Montreal Quebec Canada H3E 1M2	Y
Hans Rainer Hoffman	2002-05-09	Burghofstrasse 123 Neuwied Rheinland-Pfalz Germany 56566	N
Sheldon Inwentash	2002-05-09	126 Old Forest Hill Road Toronto Ontario Canada M5P 2R9	Y

4—The following persons ceased to be directors of this corporation—Les personnes suivantes ont cessé d'être administrateurs de la présente société

Name—Nom	Effective Date Date d'entrée en vigueur	Residential Address—Adresse domiciliaire

5—The directors of this corporation now are—Les administrateurs de la présente société sont maintenant

Name—Nom	Residential Address—Adresse domiciliaire	Resident Canadian Y/N Résident canadien O/N
Jean-François Pelland	50 Berlioz, Apt. 306 Montreal Quebec Canada H3E 1M2	Y
Hans Rainer Hoffman	Burghofstrasse 123 Neuwied Rheinland-Pfalz Germany 56566	N
Sheldon Inwentash	126 Old Forest Hill Road Toronto Ontario Canada M5P 2R9	Y

6—Change of address of a present director—Changement d'adresse d'un administreteur actuel

Name—Nom	Effective Date Date d'entreé en vigueur	Former Residential Address Adresse domiciliaire précédente	New Residential Address Nouvelle adresse résidentiel

Date	Signature	7—Capacity of—En qualité de
2002-05-17	/s/ [Illegible]	Director
For Departmental Use Only À l'usage du ministère seulement	Printed Name—Nom en lettres moulées
Filed Déposé ☐	Jean-François Pelland
IC 3103 (2001/11)	[GRAPHIC]
REÇU

RECEIVED	JUN 11 2002
LCSA/CBCA

[GRAPHIC] DAB MULTIMEDIA

SCHEDULE/ANNEXE

Name of corporation	Dénomination de la société
LAB International Inc.
3—The following persons became directors of this corporation	Les personnes suivantes sont devenues administrateurs de la présente société
Name Nom	Effective Date Date d'entrée en vigueur:	Residential Address—Adresse domiciliaire	Resident Canadian—Y/N Résident canadien—O/N
Daniel Pharand	2002-05-09	620 Mitchell Town of Mount Royal Quebec Canada H3R 1L4	Y
Maurice St-Jacques	2002-05-09	2635 Cr. Marseille Brossard Quebec Canada J4Y 1L2	Y
Günter Knorr	2002-05-09	Knorr Rechtsanwalte, Tal 12 Munchen Germany 80331	N

[GRAPHIC] DAB MULTIMEDIA

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  Exhibit 3.1